Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Mark Cox	Gary Hanson
(915) 534-1400	(915) 534-1400
WESTERN REFINING REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS
EL PASO, Texas — May 6, 2009 — Western Refining, Inc. (NYSE:WNR) today reported net earnings of $58.9 million, or $0.86 per diluted share, for the first quarter ended March 31, 2009, versus a net loss of $40.4 million, or $0.60 per diluted share, for the same period in 2008.
The increase in earnings for the three months ended March 31, 2009, compared to the same period in 2008, was primarily due to stronger refining margins. The higher margins were the result of improved market conditions and a reduction in the cost of the Company’s crude oil, primarily the result of processing a lower-cost, heavier crude oil slate.
For the three months ended March 31, 2009, Western generated cash flow from operations of $96.8 million. As of March 31, 2009, there were no cash borrowings outstanding under the Company’s revolving credit facility, and since that date, the Company has not made any cash borrowings.
Paul Foster, Western’s Chief Executive Officer, said, “We are pleased with our first quarter results. This was one of the most profitable first quarters in the history of our company. Our earnings growth reflects the operational improvements we have made as well as strong refining margins in January and February.”
“We are taking a number of actions to continue this momentum,” Foster continued. “In addition to raising sour crude throughput, the recent start-up of our gasoline hydrotreater unit at the El Paso refinery also gives us the capability to increase our production of Phoenix grade gasoline from approximately 12,000 barrels per day to in excess of 20,000 barrels per day. Historically, Phoenix has been one of our best markets in terms of both product demand and gross margin.
“In the past year, we have significantly improved our refining operations. The improvements we made have positioned us to process a wide range of crude oils and intermediate feedstocks at our refineries. This flexibility should contribute to continued earnings and cash flow growth in the future.”
Commenting on current market conditions, Foster said, “As we begin the spring and summer driving season, we are cautiously optimistic in our outlook for margins as a result of inventory draws, increased gasoline demand, and continued low refinery utilization rates. In our southwest market, several refineries will be undergoing major maintenance turnarounds in the second quarter. Additionally, as we approach the summer paving season, asphalt margins at the El Paso refinery are significantly better this year than last year.”

Conference Call Information
A conference call is scheduled for May 6, 2009, at 10:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (888) 713-4218, passcode: 51270382. The audio replay will be available through May 20, 2009, by dialing (888) 286-8010, passcode: 77009672.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western has a refinery in El Paso, two refineries in the Four Corners region of northern New Mexico and a refinery in Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas and Utah. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about the actions we are taking to continue the momentum we have experienced in the first quarter, our ability to increase our production of Phoenix grade gasoline, our ability to process a wider range of crude oil and intermediate feedstocks at our refineries, operational improvements at our refineries, and our expectations of future earnings and cash flow growth, and margins for our products. These statements are subject to the general risks inherent in our business. Our expectations may or may not be realized. Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
     The following tables set forth our summary of historical financial and operating data for the periods indicated below:

	Three Months Ended March 31,
	2009	2008
	(In thousands, except per share data)
Statement of Operations Data:
Net sales	$1,368,198	$2,551,071
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,046,615	2,402,846
Direct operating expenses (exclusive of depreciation and amortization)	133,538	132,921
Selling, general, and administrative expenses	35,018	29,558
Maintenance turnaround expense	104	955
Depreciation and amortization	34,240	25,597

Total operating costs and expenses	1,249,515	2,591,877

Operating income (loss)	118,683	(40,806)
Interest income	143	571
Interest expense	(27,055)	(18,564)
Amortization of loan fees	(1,554)	(825)
Loss from derivative activities	(1,216)	(2,481)
Other income (expense)	922	992

Income (loss) before income taxes	89,923	(61,113)
Provision for income taxes	(30,995)	20,712

Net income (loss)	$58,928	$(40,401)

Basic earnings per share	$0.86	$(0.60)
Dilutive earnings per share	$0.86	$(0.60)
Weighted average basic shares outstanding	67,817	67,580
Weighted average dilutive shares outstanding	67,826	67,580
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$96,840	$68,642
Investing activities	(38,655)	(70,553)
Financing activities	(63,773)	(247,328)
Other Data:
Adjusted EBITDA (1)	$141,921	$(15,172)
Capital expenditures	38,655	70,553
Balance Sheet Data (at end of period):
Cash and cash equivalents	$74,229	$40,326
Working capital	335,666	283,686
Total assets	3,099,651	3,346,742
Total debt	1,277,250	1,343,250
Stockholders’ equity	870,713	704,743

(1)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, depreciation, amortization, maintenance turnaround expense and lower of cost or market, or LCM, inventory reserve adjustment. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended
	March 31,
	2009	2008
	(In thousands)
Net income (loss)	$58,928	$(40,401)
Interest expense	27,055	18,564
Provision for income taxes	30,995	(20,712)
Amortization of loan fees	1,554	825
Depreciation and amortization.	34,240	25,597
Maintenance turnaround expense	104	955
Net change in LCM reserve	(10,955)	—

Adjusted EBITDA	$141,921	$(15,172)

Refining Segment
     The following table presents the segment financial data for our refining group, including other revenues and expenses not specific to a particular refinery:

	Three Months Ended
	March 31,
	2009	2008
	(In thousands, except per
	barrel data)
Net sales (including intersegment sales)	$1,292,668	$2,563,136
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,012,109	2,445,278
Direct operating expenses (exclusive of depreciation and amortization)	105,402	113,949
Selling, general and administrative expenses	10,595	9,154
Maintenance turnaround expense	104	955
Depreciation and amortization	29,242	22,053

Total operating costs and expenses	1,157,452	2,591,389

Operating income (loss)	$135,216	$(28,253)

Key Operating Statistics:
Total sales volume (bpd) (2)	260,452	266,084
Total refinery production (bpd)	228,164	230,291
Total refinery throughput (bpd) (3)	229,453	231,233
Per barrel of throughput:
Refinery gross margin (1) (4)	$13.59	$5.60
Gross profit (4)	12.17	4.55
Direct operating expenses (5)	5.10	5.41

(1)	Inventories at March 31, 2009 are net of a non-cash LCM write-down of $50.0 million, compared to a non-cash LCM write-down of $61.0 million at December 31, 2008. We refer to these LCM write-downs as our LCM reserve. The net effect of the change in the LCM reserve from December 31, 2008 to March 31, 2009 to value our Yorktown inventories to net realizable market values decreased cost of products sold and increased refinery gross margin by $11.0 million.

(2)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(4)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. We have experienced gains or losses from derivative activities that are not taken into account in calculating refinery gross margin. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
     The following tables reconcile gross profit to refinery gross margin for the periods presented:

	Three Months Ended
	March 31,
	2009	2008
	(In thousands, except per
	barrel data)
Net sales (including intersegment sales)	$1,292,668	$2,563,136
Cost of products sold (exclusive of depreciation and amortization)	1,012,109	2,445,278
Depreciation and amortization	29,242	22,053

Gross profit	251,317	95,805
Plus depreciation and amortization	29,242	22,053

Refinery gross margin	$280,559	$117,858

Refinery gross margin per refinery throughput barrel	$13.59	$5.60

Gross profit per refinery throughput barrel	$12.17	$4.55

(5)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.
     The following tables set forth our summary refining throughput and production data for the periods presented below:
All Refineries

	Three Months Ended
	March 31,
	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	118,797	119,926
Diesel and jet fuel	85,548	87,902
Residuum	6,351	4,732
Other	10,357	11,117

Liquid products	221,053	223,677
By-products (coke and sulfur)	7,111	6,614

Total refinery production (bpd)	228,164	230,291

Refinery throughput (bpd)
Sweet crude oil	128,809	154,724
Sour or heavy crude oil	72,775	55,178
Other feedstocks/blendstocks	27,869	21,331

Total refinery throughput (bpd)	229,453	231,233

El Paso Refinery

	Three Months Ended
	March 31,
	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	69,621	64,751
Diesel and jet fuel	51,960	50,815
Residuum	6,351	4,732
Other	3,550	4,270

Total refinery production (bpd)	131,482	124,568

Refinery throughput (bpd)
Sweet crude oil	104,307	102,123
Sour crude oil	16,854	11,852
Other feedstocks/blendstocks	12,560	12,198

Total refinery throughput (bpd)	133,721	126,173

Total sales volume (bpd)	145,127	143,713
Per barrel of throughput:
Refinery gross margin	$13.57	$5.74
Direct operating expenses	3.83	4.19
Yorktown Refinery

	Three Months Ended
	March 31,
	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	33,279	34,906
Diesel and jet fuel	26,129	28,450
Other	5,809	5,667

Liquid products	65,217	69,023
By-products (coke and sulfur)	7,111	6,614

Total refinery production (bpd)	72,328	75,637

Refinery throughput (bpd)
Sweet crude oil	27	24,992
Heavy crude oil	55,921	43,326
Other feedstocks/blendstocks	14,545	5,636

Total refinery throughput (bpd)	70,493	73,954

Total sales volume (bpd)	80,498	73,317
Per barrel of throughput:
Refinery gross margin (1)	$11.87	$3.37
Direct operating expenses	5.20	4.58

Four Corners Refineries

	Three Months Ended
	March 31,
	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	15,897	20,270
Diesel and jet fuel	7,459	8,637
Other	998	1,179

Total refinery production (bpd)	24,354	30,086

Refinery throughput (bpd)
Sweet crude oil	24,475	27,609
Other feedstocks/blendstocks	764	3,497

Total refinery throughput (bpd)	25,239	31,106

Total sales volume (bpd)	34,827	49,054
Per barrel of throughput:
Refinery gross margin	$18.37	$6.39
Direct operating expenses	10.01	8.72
Retail Segment

	Three Months Ended
	March 31,
	2009	2008
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$132,676	$189,409
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	111,322	170,549
Direct operating expenses (exclusive of depreciation and amortization)	15,799	15,856
Selling, general and administrative expenses	1,467	1,247
Depreciation and amortization	2,273	1,886

Total operating costs and expenses	130,861	189,538

Operating income (loss)	$1,815	$(129)

Operating Data:
Fuel gallons sold (in thousands)	49,303	51,483
Fuel margin per gallon (1)	$0.16	$0.12
Merchandise sales	$43,938	$42,153
Merchandise margin (2)	28.0%	27.3%
Operating retail outlets at period end	152	155

	Three Months Ended
	March 31,
	2009	2008
	(In thousands, except per gallon data)
Net Sales:
Fuel sales	$97,659	$160,447
Excise taxes included in fuel revenues	(15,167)	(19,878)
Merchandise sales	43,938	42,153
Other sales	6,246	6,687

Net sales	$132,676	$189,409

Cost of Products Sold:
Fuel cost of products sold	$89,978	$154,457
Excise taxes included in fuel cost of products sold	(15,167)	(19,878)
Merchandise cost of products sold	31,655	30,636
Other cost of products sold	4,856	5,334

Cost of products sold	$111,322	$170,549

Fuel margin per gallon (1)	$0.16	$0.12

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

(2)	Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.
Wholesale Segment

	Three Months Ended
	March 30,
	2009	2008
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$331,011	$475,575
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	309,670	458,030
Direct operating expenses (exclusive of depreciation and amortization)	14,008	9,154
Selling, general and administrative expenses	4,758	4,196
Depreciation and amortization	1,414	1,156

Total operating costs and expenses	329,850	472,536

Operating income	$1,161	$3,039

Operating Data:
Fuel gallons sold (in thousands)	199,100	159,475
Fuel margin per gallon (1)	$0.07	$0.08
Lubricant sales	$31,787	$38,912
Lubricant margin (2)	8.9%	11.4%

	Three Months Ended
	March 31,
	2009	2008
	(In thousands, except per gallon data)
Net Sales:
Fuel sales	$349,211	$480,770
Excise taxes included in fuel sales	(56,714)	(47,569)
Lubricant sales	31,787	38,912
Other sales	6,727	3,462

Net sales	$331,011	$475,575

Cost of Products Sold:
Fuel cost of products sold	$334,923	$468,790
Excise taxes included in fuel sales	(56,714)	(47,569)
Lubricant cost of products sold	28,973	34,457
Other cost of products sold	2,488	2,352

Cost of products sold	$309,670	$458,030

Fuel margin per gallon (1)	$0.07	$0.08

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.

(2)	Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.